EXHIBIT 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-223864 on Form S-8 of our report dated April 26, 2019, relating to the consolidated financial statements of RYB Education, Inc., and its subsidiaries, its consolidated variable interest entities (“VIEs”) and VIEs’ subsidiaries and kindergartens (collectively the “Group”), appearing in this Annual Report on Form 20-F of RYB Education, Inc. for the year ended December 31, 2018.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP
Deloitte Touche Tohmatsu Certified Public Accountants LLP
Beijing, the People’s Republic of China
April 26, 2019